As Filed with the Securities and Exchange Commission on December 6 , 2019
Registration No. 333-234487

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1 /A
Amendment No. 1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NOWTRANSIT INC
(Exact name of registrant as specified in its charter)

Nevada		EIN 98-1498782
(State or other jurisdiction of incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Manchester
20, Ayres Road
England, M16 9NB
+441618841268
ivan.homici@protonmail.com
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Incorp Services, Inc
3773 Howard Hughes Parkway Suite 500 S
Las Vegas, NV 89169-6014
+1 (702) 866-2500
 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes  ☒  No  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock	10,000,000	$0.01	$100,000	$12.98

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.
(2)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 6, 2019

PROSPECTUS
PRELIMINARY
PROSPECTUS

NOWTRANSIT INC

Up to a maximum of 10,000,000 Shares of Common Stock at $0.01 per share

We are registering 10,000,000 common shares at the purchase price of $0.01 per common share. If all shares are sold the maximum gross proceeds will total $100,000, and the maximum net proceeds will total approximately $75,000. The offering will commence on the effective date of this Prospectus and will terminate on or before the _____ day of __________, 2019.

This is the initial offering of common stock of NOWTRANSIT INC. No public market currently exists for our securities or the shares being offered. We are offering for sale a total of 10,000,000 shares of common stock on a "self-underwritten" basis, which means the shares will be offered and sold by our sole officer and director Mr. Ivan Homici without any commissions being paid to him for any shares sold. We do not intend to engage the services of an underwriter to sell any of the shares and there is no guarantee we will be able to sell all of the shares being offered. The shares are being offered at a fixed price of $0.01 per share for a period not to exceed 180 days from the date of this Prospectus.

The offering shall terminate on the earlier of (i) when the offering periods ends (180 days from the effective date of this Prospectus), (ii) the date when the sale of all 10,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is a part.

There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. In offering the securities on our behalf, Mr. Ivan Homici will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the "Exchange Act"). The intended methods of communication include, without limitation, telephone and personal contacts.

Since there is no minimum amount of shares that must be sold by us, we may not receive any proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

•	has not received enough proceeds from the offering to expand operations; and
•	has no market for its shares. See “RISK FACTORS.”

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers approximately 30 days after the close of the offering or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings, if any, or net worth.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our auditor has issued a going concern opinion.

We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THRU 13 BEFORE BUYING ANY SHARES OF THE COMPANY’S COMMON STOCK.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OUR SECURITIES ARE NOT CURRENTLY LISTED ON ANY EXCHANGE. IMMEDIATELY FOLLOWING COMPLETION OF THIS OFFERING, WE PLAN TO CONTACT A MARKET MAKER TO APPLY TO HAVE THE SHARES LISTED AND QUOTED ON THE OTC ELECTRONIC BULLETIN BOARD (OTCBB) AND/OR THE OTCQB; HOWEVER, WE CANNOT GUARANTEE THAT OUR APPLICATION WILL BE ACCEPTED OR APPROVED. AS OF THE DATE OF THIS FILING, THERE HAVE BEEN NO DISCUSSIONS OR UNDERSTANDINGS BETWEEN US, OR ANYONE ACTING ON OUR BEHALF, WITH ANY MARKET MAKER REGARDING PARTICIPATION IN A FUTURE LISTING OF OUR SECURITIES.

The information in this Prospectus is not complete and may be changed. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is December 6 , 2019.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	6
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	14
DILUTION	15
PLAN OF DISTRIBUTION	15
DESCRIPTION OF BUSINESS	16
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	21
EXECUTIVE COMPENSATION	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	24
DESCRIPTION OF SECURITIES TO BE REGISTERED	25
INTERESTS OF NAMED EXPERTS AND COUNSEL	26
LEGAL MATTERS	26
EXPERTS	26
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	27
AVAILABLE INFORMATION	27
FINANCIAL STATEMENTS	27
INDEX TO THE FINANCIAL STATEMENTS	F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you. Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to the financial statements. In this Prospectus, the terms the “Company,” “we,” “us” and “our” refer to NOWTRANSIT INC, unless otherwise specified herein.

To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors beginning on page 6 and the financial statements.

Our Business

We were incorporated in the State of Nevada on July 8, 2019. We are a start-up company that plans to create an online platform service which will match people with items to send with drivers already planning to travel from point A to point B and who are willing to transport such items for the sender. Our main market target will be Europe and North America. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $25,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate sufficient revenue in the first 12 months after completing this offering or will ever generate any revenue.

Being a start-up company, we have very limited operating history. If we do not generate sufficient revenue, we may need a minimum of $25,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

As of the date of this Prospectus we have not sold any of our services nor have we generated any revenue from operations. Our operations to date have been devoted primarily to start-up and development activities. Our President, Ivan Homici, has performed all of those activities to date, which include the following:

•	formation of our Company
•	development of our business plan
•	research regarding marketing methods and strategies.

Our principal executive offices are located Manchester, 20, Ayres Road, England, M16 9NB. Our phone number is +441618841268.

As of the date of this Prospectus, we have 2,800,000 shares of our $.0001 par value common stock issued and outstanding and held by one shareholder. We are registering for sale 10,000,000 shares of our common stock pursuant to the Securities Act of 1933.

Our financial statements accompanying this Registration Statement have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We incurred net losses of $2,800 from Inception on July 8, 2019 through August 31, 2019. We have recognized no revenues since our inception. As of August 31, 2019 the Company’s assets were $1,900. We may continue to incur losses as we execute our strategies and may never obtain profitability. If we fail to execute our business strategy or if there is a change in the demand for our services or market conditions, or any other assumptions we used in formulating our business strategy, our long-term strategy may not be successful, and we may not be able to achieve and/or maintain profitability.

While our current burn rate is nominal, it is expected that our costs of operations will increase significantly due primarily to the costs associated with being a reporting company. Based upon our current business plan, we may continue to incur losses in the foreseeable future and there can be no assurances that we will ever establish profitable operations. These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern. See “RISK FACTORS.”

We estimate that we need approximately $25,000 to support our limited operations during the next twelve months. As specified in the Use of Proceeds section, we are attempting to raise $100,000 from this offering. We believe the maximum proceeds from this offering will be sufficient to meet our cash requirements for the next 12 months.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of approximately $25,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $25,000, our business may fail. We do not anticipate earning sufficient revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully establish our online platform services related to our planned activities.

We have no present plans to be acquired by or to merge with another company, nor do our shareholders have plans to enter into a change of control or similar transaction.

Jumpstart Our Business Startups Act

We are electing to not opt out of the JOBS Act of 2012 extended accounting transition period. This may make our financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board (“PCAOB”) or the Securities and Exchange Commission (the “SEC”). We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the standard for a private company. This may make comparison of our financial statements with any other public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible, as possible different or revised standards may be used.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;
•	An exemption to provide less than five years of selected financial data in an initial public offering registration statement;
•	An exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;
•	An exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
•
An exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and

•	reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

•	the first fiscal year following the fifth anniversary of this offering;
•	the first fiscal year after our annual gross revenues are $1 billion or more;
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or
•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

The Offering

The Issuer:	NOWTRANSIT INC

Securities Being Offered:	10,000,000 shares of common stock.

Price Per Share:	$0.01

Gross Proceeds	$100,000

Duration of the offering
The offering shall terminate on the earlier of
(i) the date when the sale of all 10,000,000 common shares is completed
(ii) 180 days from the date of this Prospectus unless extended by our director for an additional 90 days (up to 270 days); or
(iii) prior to 180 days at the sole determination of our director Mr. Ivan Homici

Securities Issued and Outstanding:	There are 2,800,000 shares of common stock issued and outstanding as of the date of this Prospectus, held solely by our President and Secretary, Ivan Homici.

Risk Factors	See “Risk Factors” and the other information in this Prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary Financial Information

The table and information below are derived from our audited financial statements for the period from our inception on July 8, 2019 through August 31, 2019.

As of August 31, 2019
Balance Sheet
Total Assets	$1,900
Total Liabilities	$-
Stockholders’ Equity	$1,900

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made some statements in this Prospectus, including some under “RISK FACTORS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” “DESCRIPTION OF BUSINESS” and elsewhere, which constitute forward-looking statements. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under “RISK FACTORS” and elsewhere in this Prospectus. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

RISK FACTORS

Investors should carefully consider the following factors in evaluation our business, operations and financial condition. Additional risks and uncertainties not presently known to us,that we currently deem immaterial, or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impair our business operations.  The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related To Our Company

We are a start-up company, have generated no revenues since inception and lack an operating history. An investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our Company was incorporated on July 08, 2019. We have not yet commenced operations or generated revenues. As of August 31, 2019 we had shareholder’sequity of $1,900. We have a short operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the highly competitive industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract customers for our services while keeping costs to a minimum. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the development and potential expansion of our business. Furthermore, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our operations or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering. There are no assurances that any additional capital will be available to us in the future if so required.

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

The financial statements included with the registration statement of which this Prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern.  We plan to continue to provide for our capital needs through sales of our securities and/or related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

We face risks associated with the items handled through our services.

We hope to handle a large volume of items across our network, and face challenges with respect to the protection of these items. Items in our network may be stolen, damaged or lost for various reasons, and we may be perceived or found liable for such incidents. Although, detect unsafe or prohibited/restricted items will be the driver responsibility we might be liable for personal injury or property damage and we may be further liable for civil compensation.

The delivery of items also involves inherent risks. From time to time, delivery vehicles may be involved in transportation accidents, and the items carried by them may be lost or damaged.

Any of the foregoing could disrupt our services, cause us to incur substantial expenses and divert the time and attention of our management. We may face claims and incur significant liabilities if found liable or partially liable for any of injuries, damages or losses. Claims against us may exceed the amount of our insurance coverage, or may not be covered by insurance at all. Governmental authorities may also impose significant fines on us or require us to adopt costly preventive measures. Furthermore, if our services are perceived to be insecure or unsafe by our customers, our business volume may be significantly reduced, and our business, financial condition and results of operations may be materially and adversely affected.

We have a limited operating history upon which you can evaluate our business and prospects.

You should consider our prospects in light of the risks, expenses, and difficulties those companies in their earlier stage of development encounter. Our success depends upon our ability to address those risks successfully, which includes, among other things: whether we will be able to assemble and maintain the necessary resources, including financial resources, that we will need to implement our business plan; whether we can to build and maintain a strong management team that can develop and execute our business strategy; whether we will be successful in establishing and maintaining the strategic associations necessary to implement our business strategy; and whether we will be successful in implementing our sales and marketing strategy. We forecast our future expense levels based on our operating plans and our estimates of future revenues. If our revenues grow at a slower rate than we anticipate, or if our spending levels exceed our expectations or cannot be adjusted to reflect slower revenue growth, we may not generate sufficient revenues to achieve or sustain profitability. In this case, the value of your investment could be reduced or lost. We expect to continue to incur losses for the immediate future as we just started to build our infrastructure and still developing of our service products. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis. Failure to achieve or maintain profitability will materially and adversely affect the market price of our common stock.

Our business is subject to numerous legal and regulatory risks that could have an adverse impact on our business.

Our company will be a subject to differing, and sometimes conflicting, laws and regulations in the various jurisdictions in which we will provide our offerings. In certain jurisdictions, we could be a subject to national, state, local, or municipal laws and regulations that are ambiguous in their application or enforcement or that we believe are invalid or inapplicable. It could significantly and materially harm our business, financial condition, and operating results by restricting or limiting how we operate our business, increasing our operating costs, and decreasing our number of platform users. We cannot predict whether or when such proposals may be adopted.
Further, existing or new laws and regulations could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and could dampen the growth and usage delivery services.

Drivers may become subject to increased licensing requirements, and we may be required to obtain additional licenses or cap the number of Drivers.

Numerous jurisdictions in which we will operate have conducted investigations or taken action to enforce existing licensing rules, including many countries in Europe, have adopted or proposed new laws or regulations that require Drivers to be licensed with local authorities or require us to be licensed as a transportation company. Local regulations requiring the licensing of us or Drivers may adversely affect our ability to scale our business and operations. In addition, it is possible that various jurisdictions could impose caps on the number of licensed Drivers with whom we may partner. If we or Drivers become subject to such caps, limitations, or licensing requirements, our business and growth prospects would be adversely impacted.

Our business would be adversely affected if Drivers were classified as employees instead of independent contractors.

The independent contractor status of Drivers is currently being challenged in courts and by government agencies in the United States and abroad. We believe that Drivers are independent contractors because, among other things, they can choose whether, when, and where to provide services to our potential clients, are free to provide services to us, and provide a vehicle to perform our services. Nevertheless, we may not be successful in defending the independent contractor status of Drivers in some or all jurisdictions. Furthermore, the costs associated with defending, settling, or resolving pending and future lawsuits (including demands for arbitration) relating to the independent contractor status of Drivers could be material to our business.

Changes to foreign, state, and local laws governing the definition or classification of independent contractors, or judicial decisions regarding independent contractor classification, could require classification of Drivers as employees (or workers or quasi-employees where those statuses exist). If we are required to classify Drivers as employees (or as workers or quasi-employees where those statuses exist), we would incur significant additional expenses for compensating Drivers, potentially including expenses associated with the application of wage and hour laws (including minimum wage, overtime, and meal and rest period requirements), employee benefits, social security contributions, taxes, and penalties. Further, any such reclassification would require us to fundamentally change our business model, and consequently have an adverse effect on our business and financial condition.

If platform users engage in, or are subject to, criminal, violent, inappropriate, or dangerous activity that results in major safety incidents, our ability to attract and retain Drivers and consumers, may be harmed, which could have an adverse impact on our reputation, business, financial condition, and operating results.

We are not able to control or predict the actions of platform users and third parties, either during their use of our platform or otherwise, and we may be unable to protect or provide a safe environment for Drivers and consumers as a result of certain actions by Drivers or consumers. Such actions may result in property damage, or business interruption, brand and reputational damage, or significant liabilities for us. We could face civil litigation alleging, among other things, Driver qualification processes and background checks, and general misrepresentations regarding the safety of our platform.

If Drivers or carriers, or individuals impersonating drivers or carriers, engage in criminal activity, misconduct, or inappropriate conduct or will use our platform as a conduit for criminal activity, consumers and shippers may not consider our services safe, and we may receive negative press coverage as a result of our business relationship with such Driver or carrier, which would adversely impact our reputation, and business. If consumers will engage in criminal activity or misconduct while using our platform, Drivers may be unwilling to continue using our platform. If other criminal, inappropriate, or other negative incidents will occur due to the conduct of platform users or third parties, our ability to attract platform users may be harmed, and our business and financial results could be adversely affected.

Our business is subject to the risks associated with international expansion initiatives.

Our first operations will be in Europe, but we also intend to enter into other international expansion in the future. These initiatives involve countries we have limited experience with, and subject us to various risks, including changes in economic and political conditions in those countries, changes in compliance with international laws and regulations, changes in tariffs, trade restrictions, trade agreements and taxations, and difficulties in managing or overseeing operations. The occurrence or consequences of any of these risks may restrict our ability to operate in the affected country and/or decrease our profitability of our operations in that country. In order to achieve widespread acceptance in each country we will enter, we believe that we must tailor our services to the unique customs and cultures of that country. Learning the customs and cultures of various countries, particularly with respect to travel patterns and practices, is a difficult task and our failure to do so could slow our growth in those countries. We will also be exposed to increased risk of loss from foreign currency fluctuation and exchange controls as well as longer accounts receivable payment cycles. We also may not alter our business practices in time to avoid or reduce adverse effects from any of the foregoing risks.

Lack of current assets to operate our business.

We do not have any substantial assets and, therefore, we are dependent on the proceeds from this offering to expand our business plan and do not currently have any other sources of funding, which could severely limit our ability to expand our business and could result in a failure of our business and a total loss of any investment you make in our Company.

We are planning to use the proceeds of this offering for marketing our services. Assuming we will sell all of the shares and close this offering, we will receive the total net proceeds of approximately$100,000. However, even if we are successful in expanding our business plan, there is no guarantee that we will be able to generate additional revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

Because we are small company and have limited capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small company and have limited capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We have a limited amount of capital resources, which could limit the amount of time we can conduct our operations.

As of the date of this Prospectus we have been able to meet our financial obligations from our operations. As a result of our becoming a reporting company we anticipate that our operating expenses will increase, specifically for accounting and legal services. We estimate that the minimum additional dollar amount we will require to for the next twelve (12) months applicable to these additional costs will be approximately $25,000, including approximately $10,000 in annual accounting expense and $10,000 in legal and other compliance matters, provided no extraordinary costs are incurred.

We plan to cover these expenses through the use of the proceeds of this offering and/or from the anticipated increased revenues we derive from the marketing efforts we intend to undertake with the proceeds of this Offering, along with the revenues received throughout the year from existing clients. There are no assurances we will raise sufficient funds to engage in additional marketing, or if we do so engage in this new marketing, that our efforts will result in increased revenues. In the event we are unable to generate additional revenues, our management has indicated that they are willing to reduce their compensation, as well as to make interest free loans to us to allow us to meet these obligations.  However, at this time no such agreements are in place.

Our President and principal financial and accounting officer, Mr. Homici, does not have prior experience performing these roles for a public company nor does he have experience in the online industry.

Our President and principal financial and accounting officer, Ivan Homici, does not have experience handling the internal financial systems and procedures for a public company. Furthermore, he has no experience in the online industry, including the technical expertise necessary to design and operate our planned web platform. Mr. Homici’s lack of this experience or expertise will pose risks to our company and its investors and will require assistance from outside consultants and/or future employees.

While we seek to maintain strong corporate governance, computer, financial and other control systems, the lack of an experienced CFO and future anticipated growth will put stress on our internal controls. If we are not able to attract and maintain experienced and effective personnel, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting effective business practices. Any actual or perceived weaknesses and conditions that need to be addressed could adversely affect our internal control over financial reporting and disclosure.

Our success depends greatly upon the efforts of Ivan Homici, our sole officer and director. If we fail to retain the services of Mr. Ivan Homici it would negatively affect our business, operating results and financial results.

The development and implementation of our proposed business is strongly dependent on the efforts of our President, Ivan Homici. Mr. Homici is our sole officer and director, and if we were to lose the services of Mr. Ivan Homici there will be no one to appoint a new officer and in that event we will have no alternative but to cease operations. Mr. Homici intends to devote only 20 hours per week to managing the Company. We have not entered into a management and/or employment agreement with him and the loss of his services could have a negative impact on our business operations, operating results and possible revenues.

Our operations will initially be conducted outside the United States. Our sole director resides outside the U.S. Stockholders would face difficulty in:

Effecting service of process within the United States on our officer;

•	Enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officer;
•	Enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officer; and
•	Bringing an original action in foreign courts to enforce liabilities.

Customer demand is difficult to forecast accurately, and as a result we may be unable to make planning and spending decisions to match customer demand.

The items delivery volume we will generate from end customers can vary significantly and unexpectedly, reducing our ability to accurately estimate future customer demand. In particular, we may potentially experience capacity and resource shortages in fulfilling customer orders during peak season or following special promotional campaigns. Failure to meet customer demand in a timely fashion or at all will adversely affect our financial condition and results of operations.

As we have elected notto use the extended transition period for complying with new or revised accounting standards pursuant to the JOBS Act of 2012, our financial statements may not be comparable to public companies that are not emerging growth companies.

Section 107 of the JOBS Act of 2012 provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. An emerging growth company can, therefore, delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of public companies that comply with such new or revised accounting standards.

As a “smaller reporting company,” certain reduced disclosure and other requirements will be available to us after we are no longer an emerging growth company.

We are, also, a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. Some of the reduced disclosure and other requirements available to us as a result of the JOBS Act of 2012 may continue to be available to us after we are no longer an emerging growth company pursuant to the JOBS Act of 2012 but remain a “smaller reporting company” pursuant to the Securities Exchange Act of 1934. As a “smaller reporting company” we are not required to:

•	have an auditor report regarding our internal controls of financial reporting pursuant to Section 4(b) of the Sarbanes-Oxley Act;
•
present more than two years audited financial statement in our registration statement and annual reports on Form 10-K and present selected financial data in such registration statements and annual reports;

•	Make risk factor disclosure in our annual reports of Form 10-K; and
•	Make certain otherwise required disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q

We will rely heavily on information and technology to operate our services, and any disruption to technology infrastructure could harm future our operations and our reputation among customers.

Our ability to attract and retain customers and to compete effectively will depend in part upon the sophistication and reliability of our future technology network, including the ability to provide features of service that are important to customers. External and internal risks, such as malware, code anomalies, “Acts of God,” attempts to penetrate our networks, data leakage and human error, will pose a direct threat to our services and data. Any disruption to the Internet or our technology infrastructure, including those impacting our computer systems, could adversely impact our customer service, volumes and revenues and result in increased costs. These types of adverse impacts could also occur in the event the confidentiality, integrity or availability of company and customer information was compromised due to a data loss by us or a trusted third-party. While we will invest in technology security initiatives, information technology risk management and disaster recovery plans, these measures cannot fully insulate us from technology disruptions or data loss and the resulting adverse effect on our operations and financial results. Additionally, the cost and operational consequences of implementing further data or system protection measures could be significant.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain executive management and qualified board members.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act, the Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company,” as defined in the Jumpstart our Business Startups Act, or the JOBS Act. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act is designed to oversee the financial reporting process. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

We are only subject to the reporting requirements of Section 15(d) of the Exchange Act of 1934.

At this time we do not intend to register any of our securities under Section 12 of the Exchange Act. Accordingly, we are only subject to the reporting requirements of Section 15(d) of the Exchange Act and those requirements are not as rigorous as those placed on companies that register its securities under Section 12. Specifically, we are not subject to the any proxy rules, Section 16 reporting and short-swing profit provisions, beneficial ownership reporting, and the bulk of the tender offer rules under U.S. securities laws and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act. Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies). This means that access to information regarding our business and operations will be limited.

Risks Associated With This Offering

The trading in our shares will be regulated by the Securities and Exchange Commission rule 15g-9 which established the definition of a “penny stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The term "penny stock" generally refers to a security issued by a very small company that trades at less than $5 per share.

The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Because our Company is a shell company there are: restrictions imposed upon the transferability of unregistered shares, prohibition on the use of Form S-8 and enhanced reporting requirements

NOWTRANSIT INC is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). Our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

Because we are a shell company, we are not entitled to file registration statements on Form S-8, which is typically used to register stock that is offered to employees and consultants via benefit or incentive plans. As a result, we may have difficulties attracting qualified employees and consultants because we are not able to compensate them in the same fashion that non-shell companies can.

Being a shell company, there are enhanced reporting requirements imposed on us: when reporting an event that causes us to cease being a shell company, we have to file with the Commission the same type of information that it would be required to file to register a class of securities under the Securities Exchange Act of 1934.

These restrictions and requirements will likely have a negative impact on our ability to attract additional capital.

There is no trading market for our securities and there can be no assurance that such a market will develop in the future.

We intend to cause an application to be filed on our behalf to trade our Common Stock on the Over-the-Counter (OTCQB or OTCBB) securities markets in the near future. There is no assurance that our application will be approved, or once approved that a market for our stock will develop in the future or, if developed, that it will continue. In the absence of a public trading market, an investor may be unable to liquidate his investment in our Company. If we fail to obtain OTC listing, the shares may only trade in the “pink sheets,” a much less robust trading market.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

The offering price of the shares have been determined arbitrarily by us and does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.

We have arbitrarily determined the offering price of the shares. In determining the number of shares and common stock to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plans and the number of shares we wanted to offer to the public. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired his shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in the shares we are offering will result in the immediate and substantial dilution of the net tangible book value of your shares of common stock from the $0.01 you pay for them. Following completion of this offering and receipt of the net proceeds, assuming the sale of all 10,000,000 shares offered, the net tangible book value per  share of common stock purchased in this offering will be approximately $0.008. (See DILUTION).

There are no automated systems for negotiating trades on the OTCBB and it is possible for the price of a stock to go up or down significantly during a lapse of time between placing a market order and its execution, which may affect your trades in our securities.

Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders, an order to buy or sell a specific number of shares at the current market price, it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

We may not sell all of the shares offered and, in that event, we may not receive funds sufficient to conduct our operations or pay our offering expenses.

We may not sell all 10,000,000 shares offered by this Prospectus. Additionally, there is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 10,000,000 shares within the offering period (180 days), we will close the offering and subscription funds will not be returned to subscribers. In the event we do not sell all of those 10,000,000 shares, the amount of funds we receive from the sale of those shares we do sell may be minimal and may not allow us to continue our operations or even pay the costs of this offering.

The market price of our Common Stock may fluctuate significantly in the future.

If our application to trade our Common Stock on the OTCBB or OTCQB is approved, we expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

•	competitive pricing pressures;
•	our ability to market our services on a cost-effective and timely basis;
•	our inability to obtain working capital financing, if needed;
•	changing conditions in the market;
•	changes in market valuations of similar companies;
•	stock market price and volume fluctuations generally;
•	regulatory developments;
•	fluctuations in our quarterly or annual operating results;
•	additions or departures of key personnel; and
•	future sales of our Common Stock or other securities.

The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of stock price volatility. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and our resources away from our business. Any of the risks described above could adversely affect our sales and profitability and also the price of our Common Stock.

Any future sale of stock held by our existing stockholder, who will hold approx. 22% of our total issued and outstanding shares after completion of this offering, could severely impact the market price of our stock.

Since inception, a total of 2,800,000 shares of common stock have been issued to Ivan Homici, our sole officer and director and our only existing principal stockholders. These shares are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares held by Mr. Ivan Homici after the applicable restrictions expire could have a depressive effect on the price of our common stock in any market that may develop, of which there is no guarantee. Mr. Ivan Homici does not currently have any plans to sell his shares at any time after this offering is completed.

We are a small, start-up company with one director on our Board which could result in a lack of independence needed on certain issues and decisions which impact our shareholders.

We are a small start-up company with only one director. As a result, we lack independent directors, independent board committees and an independent audit committee financial expert. In addition, Mr. Ivan Homici will own approximately 22% of our issued and outstanding Common Stock after completion of this offering, assuming all of the Shares offered in this Offering are sold. Due to the controlling amount of that share ownership, he will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

While Mr. Homici, as an officer and Director of the Company, will have a fiduciary duty to always do what is in the best of the Company and its shareholders, there can be no assurance that Mr. Homici will be completely independent in the decisions he makes as our director and/or principal stockholder that will ensure protection of the rights of other stockholders who purchase our securities in this offering.

We do not anticipate payment of dividends, and investors will be wholly dependent upon the market for the Common Stock to realize economic benefit from their investment.

As holders of our Common Stock, you will only be entitled to receive those dividends that are declared by our Board of Directors out of retained earnings. We do not expect to have retained earnings available for declaration of dividends in the foreseeable future. There is no assurance that such retained earnings will ever materialize to permit payment of dividends to you. Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.

We will be depositing all proceeds from this offering in a standard bank checking account as funds are received and we will be using those funds as needed and there is no guarantee that unforeseen circumstances may arise which might prevent all of the funds to be used as outlined in this Prospectus. If the proceeds are not used as proposed to successfully implement our business operations, our plans could fail and you could lose any investment you make in our shares.

All funds received from the sale of shares in this offering will be deposited into our business operating checking account, where our business operating account is, and the offering is closed. Since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who might obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held.  In addition, there are no mechanisms in place to insure the funds received from the sales of shares in this offering will remain segregated until all shares are sold and/or the offering is terminated. In any such instance, if all the offering proceeds aren't available to us on completion of the offering, we may not be able to successfully implement our business plans and generate revenues, which would result in a loss of any investment you make in our securities.

Our president, Mr. Ivan Homici does not have any prior experience conducting a best-efforts offering, and our best efforts offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.  We plan to sell shares in this offering without an underwriter and may be unable to sell any shares.

Since we are not utilizing an underwriter in this offering Mr. Homici will be solely responsible for selling the shares being offered, however he does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise any funds successfully. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

No underwriter has been involved in the preparation of this Prospectus or performed any review or independent due diligence of the contents of this Prospectus. No underwriter had been involved in activities such as investigating the Company, verifying the accuracy of the disclosure and assisting the Company in setting the offering price.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock, if one develops, may be characterized by significant price volatility, and we expect that our share price may be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert our management's attention and resources.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this Prospectus.

If you purchase shares of our Common Stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our Common Stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our Common Stock for secondary trading, or identifying an available exemption for secondary trading in our Common Stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our Common Stock in any particular state, our Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the market for our Common Stock will be limited which could drive down the market price of our Common Stock and reduce the liquidity of the shares of our Common Stock and a stockholder’s ability to resell shares of our Common Stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

We cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in our Common Stock and should take into consideration when making such analysis, among others, the Risk Factors discussed above.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale 100%, 75%, 50% and 25% respectively, of the securities offered for sale by the Company. There is no assurance that we will raise any amount as anticipated.

The following table does not give effect to any operating profits that we may realize during the next 12 months period. If, in fact, working capital is generated through operations (which cannot be assured) then additional funds will be available to accomplish the corporate objectives.

None of the proposed allocations set forth in the following table is a firm commitment by us. Projected expenditures are estimations or approximations only. Actual expenditures will differ from projected expenditures if: (1) less than the maximum offering is sold; (2) more funds than estimated are required to accomplish the objectives set by management in a particular area; (3) a particular objective can be obtained with less funding than anticipated; or (4) the objectives set by management are determined to be unobtainable. To the extent that the proposed objectives cannot be achieved for the scheduled amounts, management may draw supplemental amounts from other categories of estimated expenses (if available), from operating revenues (if any) or from additional financing, the availability of which cannot be assured. Any amounts not expended for scheduled purposes will be reallocated for general corporate purposes. In the event we are not successful in selling all of the shares offered herein, the amount allocated in the below table will be reduced proportionately to the amount of proceeds actually received.

Number of shares sold	25%	50%	75%	100%
Gross proceeds from this Offering	$25,000	$50,000	$75,000	$100,000
Annual cost of being public	$10,000	$10,000	$10,000	$10,000
Office rent	$2,000	$5,000	$7,000	$8,000
Marketing campaign	$7,500	$25,000	$45,000	$67,000
Website development	$3,500	$5,000	$7,000	$8,000
Mobile application development	$2,000	$5,000	$6,000	$7,000

There is no minimum amount we are required to raise in this offering; any funds received from the sale of stock by the Company will be immediately available to us. The above figures represent only estimated costs. Mr. Ivan Homici has agreed to loan us funds to implement our business plan and maintain our reporting status and quotation on the OTCBB or OTCQB until we raise funds from this offering. Mr. Ivan Homici is not obligated to loan us funds. Mr. Ivan Homici will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Ivan Homici and the loan bear interest at 0% per annum. Mr. Ivan Homici will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

Our sole director believes that to implement our plan of operations we require a minimum of $25,000 for the next twelve months. Even if all of the shares are sold, it is anticipated we may need to obtain additional financing, either debt or equity, in order to fully implement our business plan described herein. We do not have existing arrangements to raise additional capital through bank loans or otherwise should it be needed. There can be no assurance that any additional funds could be secured on terms favorable to us, or that they could be secured at all.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock offered hereby has been arbitrarily determined and has no relationship to any objective criterion of value. The price does not have any relationship to our assets, book value, historical earnings, or net worth. In determining the offering price, we considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the probability of acceptance of this offering.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the “net book value” per share of common stock immediately after completion of the offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this offering, dilution is increased as a result of the relatively low book value of the Company’s issued and outstanding stock. Dilution occurs mainly because of our arbitrary determination of the price of the shares offered by this offering.  Also, this is due in part because of the common stock issued to our existing shareholder at prices lower than the price of this offering.

Upon completion of this offering, but without taking into account any change in the net book value after completion of this offering, other than resulting from the sale of the offered shares and the receipt of proceeds, the net tangible book value of the shares outstanding assuming a 25% offering (2,500,000 shares), 5,300,000 shares then outstanding, will be approximately $0.0052 per share. If 50% of the offered shares are sold (5,000,000 shares), the net tangible book value of the 7,800,000 shares then outstanding will be approximately $0.0068 per share. If 75% of the offered shares are sold (7,500,000 shares), the net tangible book value of the 10,300,000 shares then outstanding will be approximately $0.0076 per share. If 100% of the offered shares are sold (10,000,000 shares), the net tangible book value of the 12,800,000 shares then outstanding will be approximately $0.0080 per share.

	25% Offering	50% Offering	75% Offering	100% Offering

Net tangible book value per share before the offering	$(0.0010)	$(0.0010)	$(0.0010)	$(0.0010)
Net tangible book value per share after the offering	$0.0052	$0.0068	$0.0076	$0.0080
Net increase in tangible book value per share to original shareholders	0.0042	0.0058	0.0066	0.0070
Number of shares outstanding before offering	2,800,000	2,800,000	2,800,000	2,800,000
Dilution to purchasers	$0.0048	$0.0032	$0.0024	$0.0020
Dilution as percentage	48%	32%	24%	20%
Gross offering proceeds	$25,000	$50,000	$75,000	$100,000
Number of shares after offering held by public investors	5,300,000	7,800,000	10,300,000	12,800,000
Purchasers of shares percentage of ownership after offering	47%	64%	73%	78%
Existing stockholders percentage of ownership after offering	22%	27%	36%	53%

PLAN OF DISTRIBUTION

Offering Will be Sold by our Officers and Directors

Shares offered by the Company will be sold by our sole officer and director Mr. Ivan Homici.  Mr.Homici will not purchase any shares in this offering.

This is a self-underwritten (“best-efforts”) Offering. This Prospectus is part of a prospectus that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Ivan Homici, our sole officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our sole officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer

a.	Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

b.
Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our sole officer and director is not, and will not be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he:
•	primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and
•	is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and
•	has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Terms of the Offering and Offering Proceeds

The Shares offered by us will be sold at the fixed price of $0.01 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this Prospectus) and continues for a period of 180 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date"). This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Our Requirements for Subscriptions. Right to Reject Subscriptions

If you decide to subscribe for any shares in this offering, you will be required to execute a subscription agreement and tender it, together with a check or certified funds to us. Subscriptions, once received and accepted by us, are irrevocable. All checks for subscriptions should be made payable to “NOWTRANSIT INC”

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF OUR BUSINESS

General Information

NOWTRANSIT INC will be an online platform service, matching people with items to be sent with drivers already headed in that direction. Senders can use this service to send documents, items, parcels, from one city to another city or virtually anywhere else a match can be found. We will not hire any drivers for our company. Drivers will be deemed to be occasional independent contractors meaning the person driving from city A to city B is willing to earn some money by picking up and delivering an item from city A to city B. The Company will serve as an online matching service and nothing more. Once matched, the Company will have no further involvement in the transaction between sender and driver.

Our source of operating revenue will be commissions from customers/senders payments to drivers. If funding for our plan of operation is $25,000 then our burn rate will be approximately $2,083 per month.

We have never been a party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

We have yet to commence operations. As of the date of this Prospectus we have had only limited start-up operations and have not generated revenues. We will not be profitable until we derive sufficient revenues and cash flows from commissions for our services. We believe that, if we obtain the proceeds from this offering and borrow any additional necessary funds from Mr. Ivan Homici, we will be able to conduct business pursuant to our business plan.

Our administrative office is located Manchester, 20, Ayres Road, England, M16 9NB.Our fiscal year end is August 31.

Business Overview

We hope to create an easy internet based platform to match senders and drivers to make one-to-one deliveries of items at a reasonable cost and with minimal environmental impact. The Founder, Mr. Homici, recognized that people are constantly driving from one place to another, for business, for pleasure or to visit. Usually these trips include space in the car or truck to transport additional items or packages. Consequently, it appeared an opportunity would exist if anyone travelling could make some money by picking up an item from a sender and delivering it to the city or destination he/she is headed to. If we use that private capacity, people could  save a lot of time needed for transferring delivery from one sorting facility to another, from one truck or plane to another truck or plane used by commercial carriers and have a private person perform the same service much like Uber or Lyft have done in the personal transportation field. Also our future service is designed to reduce the cost of such delivery.

The driver making the delivery gets paid a fee he/she can use to cover the cost of gas for the trip. Unlike a standard courier service, our company will make the most sense to use when a private driver is already going somewhere. This could result in not burning extra fuel and helps make it much more affordable.

Our service will also eliminate the need for packaging. Unlike regular mail or commercial service courier (ie UPS, FedEx) it's not going to have to bounce through four-five trucks and an airplane to get there. It's going to sit in a private vehicle safely in someone’s backseat or trunk. This could reduce the usage of packaging materials by at least 80%.

The concept is relatively simple. Customers who want to send a parcel or any other item will register on our website with customer’s debit or credit card. The drivers will register with debit/credit cards and will go through our process of verification. The driver profile on social media (Facebook for example) will allow him/her to become a registered driver with our system. The sender must verify his/her phone number and email. In some cases we might ask for a customer’s government issued ID. Also the driver will upload his/her picture on a profile page along with his/her vehicle make, model, year of manufacture and license plate. We hope our process of registration will eliminate or significantly reduce the possibility of items being stolen. Clients could be any business, florist, dentist, tailor, online shop, etc. Clients also can be a private person sending their personal articles.

Next step for sender will be entering the details of delivery: pick up time and location, delivery time and location, size and what is exactly being delivered.  Available drivers with their time and travel information will appear on our web site platform. The sender will see the profile of the driver (rating, review of his/her previous deliveries with customers’ feedback). Once the driver is selected the sender will get the driver account contact information. The sender will message a price offer for delivery from his/her account to the driver’s account. The driver will get sender’s phone number once he/she accepted a price for delivery. At the time of picking up, the driver will update the tracking system on our platform as “Picked up.” This will trigger a text massage to be sent to the receiver with a verification code. The sender and receiver will be able to track the driver. On arrival, the driver will hand over the delivered item to the receiver who will give him/her the verification code. The driver will update status of delivery as ‘Delivered” and enter the verification code. This entry will trigger an invoice to be generated and the cost of delivery will be deducted from the sender’s card and credited to the driver’s account. The sender and the driver can rate and review each other. Our Company will retain 10-20% from the paid delivery and allocate the rest to the driver.

The Sender Benefits

The senders can use this service to send documents, items, parcels, from one city to another city. Using the drivers already heading to a delivery city will result in a faster, easier, eco-friendly delivery service. We hope in most cases our delivery will be cheaper than delivery with a regular carrier. In some cases regular carriers can not accept oversized items or it will be extremely expensive to mail it by regular post office or DHL, FedEx, etc. We hope that our future service will provide more flexibility and convenience to the sender.

The Driver Benefits

The driver can make spare money on his/her trip from city A to city B. On our future website we will have ’tips option’ to pay. Satisfied senders will have an option to pay a tip to the driver if they were satisfied with the delivery service.

Company Website and Mobile Phone Application

Our main website page will consist of a description of our services and a registration form to fill out for drivers and senders. Our website will also provide contact information about our company and a forum for drivers and senders to comment on their experiences with our service. Currently we have registered the domain http://nowtransitinc.com/. Customers with computer access will order delivery via our website. Customers will have an option to download our mobile phone application on the customer’s mobile phones as well.

Marketing

First step to promote our services will be creation of a simple one-two pages micro website. This will showcase our app to the web audience. We will create a blog and attach it to our microsite. We will hire individuals to write interesting content that will draw people to our website. Next we will use social media such as Twitter, Facebook, Google+ and LinkedIn to market our service. Also we will create a promotional video telling the story people can identify with. Press media will be the best way to kick start our services and the best way to get it, is to manually reach out to journalists. We will pitch to app review websites: 148apps, AppStore Apps, AppAdvice, etc. Management will contact bloggers who write on our online service niche and ask to review our service and application. We might publish on iTunes and podcast on our website. We are going to use different websites and applications to advertise our services: Snapchat, Path, Pinterest, etc. Placing six-second “how-to” on Vine.com will be useful for our promotion. Promoting our blog posts on Dubbler with 60-second audios on social networks will draw some interest to our blog and website. Also we will run a contest to encourage people to tweet and share content on their social networks promoting our services. We will offer promotion pricing and reduce our fee from time to time.

Competition

We compete against a number of companies, most of which have substantially greater resources than we do. The online shipping business is characterized by vigorous competition throughout the world. Brand recognition, advertising, promotion, quality, performance, availability and price are some of the factors that impact consumers’ choices among online shipping services. Biggest multinational competitors engaged in the online shipping business are:  Uber, Lyft.

When someone is using Uber and Lyft, he/she is essentially summoning the drivers to come somewhere they weren't already going, to take delivery somewhere the drivers also weren't already going. We think this might be our cost advantage against companies like Uber, Lyft. Also, we will concentrate from city to city delivery while our biggest competitors concentrate on inner city delivery.

Agreements

Currently we have no agreements.

Patents and Trademarks

At the present we do not have any patents or trademarks.

Research and Development Activities

Other than time spent researching our proposed business, we have not spent any funds on research and development activities to date.

Environmental Laws

Our operations are not subject to any environmental laws.

Description of Property

We do not own any real property. Our principal place of business is located Manchester, 20, Ayres Road, England, M16 9NB, which is provided to us on a rent free basis by our sole officer and director. Our telephone number is +441618841268.

Upon the completion of our offering, and funding permitting, we intend to establish an office elsewhere but have not identified a location as of the date of this Prospectus.

Legal Proceedings

We are not currently a party to any legal proceedings nor are we aware of any action that has been threatened.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

NOWTRANSIT INC (“we,” “our” or the “Company”) was incorporated in the State of Nevada on July 08, 2019. To date we have not generated revenue from our business operations. Furthermore, as we are still in the early stages of developing our business and expect to operate at a loss as we grow our business. There is little historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in our shares. We cannot guarantee that we will be successful in our business operations or that we will achieve significant, if any, level of market acceptance for our proposed business operations and products. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible changes in consumer interest, possible cost overruns due to price and cost increases in services we require.

We have never been subject to any bankruptcy proceeding. Our principal executive offices are located Manchester, 20, Ayres Road, England, M16 9NB. Our phone number is +441618841268.

Results of Operations

The period July 8, 2019 (inception) through August 31, 2019

During the period, we incorporated the Company and prepared a business plan. Our loss since inception is $(900). We have just recently started our business operation and incurred expenses related to incorporation.

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $(900) and nil working capital at August 31, 2019, and a net loss of $(900) for the period then ended.

We have not yet generated revenue. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds.

We have registered domain http://nowtransitinc.com/.

Plan of Operation

During 12 months period from the date of this Prospectus, we will concentrate on the development of our operations, including obtaining the equity capital from this offering and plan to have our common stock quoted on the OTCQB or OTCBB. There is no assurance that we will raise any amount as anticipated or that our common stock will be approved for trading on any over-the-counter market.

Our main source of revenue from operations will be generated from customers paying a fee for our services. Our fee service will be 10-20% from the total delivery price. If our plan has no revenue, then our minimum expenses for the next 12 months will be  $25,000, or a burn rate of $2,083 per month.  We would not be able to apply sufficient funds to any other areas of developing our business, such as advertising and marketing, and would only provide a minimal amount to develop our website. This would seriously hinder the development of our business and our ability to generate revenues.

We intend to offer our services in Europe and North America (USA and Canada), and we plan to run our business from outside the United States during the first years of operation.

Milestones that we will need to accomplish in order to implement our business plan in the next twelve months are as follows:

SEARCHING FOR WEBSITE DEVELOPER, MOBILE APPLICATION DEVELOPER, OFFICE RENT.
Period: 1st - 2nd months.
The steps in this milestone are as follows:
Our sole director will search and negotiate with website and mobile application developer.
If we generate at least $25,000 in this offering we will search for a reasonably-priced office for rent.
Please see Use of Proceeds for the funds we allocate to this activity on page 14.
We plan to spend $500-$1,000 on office equipment.
We plan to start to search for a reasonably-priced contractor for developing our website.

CREATING COMPANY WEBSITE.
Period: 3rd - 4th months
The steps in this milestone are as follows:
We hire a contractor to develop the Company’s website.
Please see Use of Proceeds for the funds we allocate to this activity on page 14.

TESTING COMPANY WEBSITE. PROMOTE OUR WEBSITE.
Period: 5th - 6th months
The steps in this milestone are as follows:
We are going to test and launch our company web site.
We will hire contractors to work on SEO (searching engine optimizer).
If we generated 25,000 we can afford to spend on SEO approximately $7,500 per 12 months.
If we generated $50,000 or more in this offering we can spend on SEO approximately $700-$1,200 monthly.

CREATING AND TESTING MOBILE APPLICATION.
Period: 7th - 8th months
The steps in this milestone are as follows:
We are going to hire a mobile application developer.
Please see Use of Proceeds for the funds we allocate to this activity on page 14.

ADVERTISING
Period: 9th -10th month
We will create a company profile on Facebook and other social media resources. We will pay to advertise our services on social media such as Facebook, Google +, Linked-in, Twitter , etc. We will print advertising brochures and flyers, andplace advertisements for our product in appropriate service websites.
If we generate $25,000, we will spend all funds to promote our website online (SEO).
Please see Use of Proceeds for the funds we allocate to this activity on page 14.

ADVERTISING.
Period: 11th -12th months.
We will keep up with social media advertising, and start to advertise on TV, newspapers and radio.
Please see Use of Proceeds for the funds we allocate to this activity on page .

To implement our plan of operations we require a minimum of $25,000 for the next twelve months as described in our Plan of Operations. The above figures represent only estimated costs. Mr. Ivan Homici has agreed to loan us funds to implement our business plan. Mr. Ivan Homici will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

Liquidity and Capital Resources

As of August 31, 2019, we had $nil in cash.

Since inception, we have sold 2,800,000 shares of our common stock to our sole officer and director at a price of $0.001 per share, to pay for start-up expenses.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this Offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this Offering. We must raise cash to implement our strategy and stay in business. The amount of the Offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

We cannot guarantee that we will be able to sell all the shares offered herein. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this Prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to us is not sufficient to implement our business plan until we raise funds from this offering. Ivan Homici, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of an interest-free, unsecured loan until closing of this Offering. However, there is no contract in place or written agreement securing this arrangement. Management believes if we do not raise sufficient funds in this Offering to cover the costs of implementing our business plan, as well as the costs associated with being a reporting company, we will have to cease all such efforts. As such, your investment may be lost in its entirety. See “Risk Factors.”

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise 25% of money from this offering, we believe it will fund operations for approximately three months, but with limited funds available to build and grow our business. If we raise 100% of money from this offering, we believe the money will last for one year and also provide funds for a growth strategy.

To meet our need for cash we are attempting to raise money from this Offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this Offering.

Management believes that the net proceeds, assuming a minimum of $25,000 is raised (provided that we are not required to raise any minimum amount of funding in the Offering), will be sufficient to implement our initial plan of operations in the 12 months period. However, after one year we may need to raise additional financing.

We will be highly dependent upon the success of future private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a start-up company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations as a result, investors would lose all of their investment.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be not be required to comply with the internal control requirements of the Sarbanes-Oxley Act until we either are required to file an annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m or 78(d)) for the prior fiscal year or if we had filed an annual report with the Commission for the prior fiscal year.

When and if we do become subject to the internal control requirements of the Sarbanes-Oxley Act we may incur significant expense in meeting our public reporting responsibilities because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations. Becoming compliant may take longer than we expect, which may increase our exposure to financial fraud or erroneous financing reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States and are attached hereto. The preparation of these financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.  See additional accounting policies disclosed in the footnotes to our accompanying financial statements.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the period of July 8, 2019 (inception) to August 31, 2019.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director is elected for the term of one year, and until his or her successor is elected and qualified, or until his earlier resignation or removal. The name, address, age and position of our officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Ivan Homici Manchester, 20, Ayres Road, England, M16 9NB	35	President, Secretary, Treasurer and Director

The person named above has held his offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders.

Resume

Ivan Homici has been our President, Secretary, Treasurer and sole Director since our incorporation on July 08, 2019.  Mr. Homici graduated from the National Aviation University, Ukraine, in 2003. (Qualification: computer’s science).  From 2003 to 2007, Ivan worked as a computer engineer at Holding Ritzio Entertainment group in Kiev, Ukraine. His responsibilities were to manage computer networks and special software for accounting for money from slot machines and casinos.

From 2006 to 2007, Mr. Homici worked as a purchase manager at Clio group where he purchased wholesale  advertising products from Chinese suppliers. Since 2008 to 2015, Mr. Homici has been an owner of the companies RA Fortuna LLC and Aquatelevision LLC in Kiev, Ukraine. Those companies deal with sales, advertising and promotional products, and also specialized equipment such as waterproof and mirror TVs, bio-ethanol fireplaces and other equipment. This business had him dealing with Chinese manufacturers and distributors inside China. In 2015, Mr. Homici established a company called Go to the future ltd based in Manchester, UK. This company manufactures portable electric vehicles such as electric scooters, skateboards, bikes, etc.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our director believes that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the sole director.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The sole director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the sole director and we do not have any specific process or procedure for evaluating such nominees. The sole director, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our sole director may do so by directing a written request addressed to our president and director, at the address appearing on the first page of this Prospectus.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s sole director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The sole director reviews the Company's internal accounting controls, practices and policies.

EXECUTIVE COMPENSATION

Management Compensation

The following tables set forth certain information about compensation paid, earned or accrued for services by our sole officer and director from our inception on July 08, 2019 until August 31, 2019:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Ivan Homici, President,	2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Treasurer and Secretary

Mr. Homici currently devotes approximately twenty hours per week to manage our affairs. He has agreed to work with no remuneration until such time as we generate profits from operations.  At this time, we cannot accurately estimate when this will occur, if ever, to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Compensation of Directors

Our sole director is currently not being compensated and we expect no compensation to be paid for the foreseeable future. Although no payments to our director has been made, he may be reimbursed for actual expenses incurred relating to our business.

Stock Plan

We have not adopted a stock plan but may do so in the future.

Employment Agreements

The executive officer is currently not a party to any employment agreement with us.

Director Independence

Our securities are not currently traded on any public exchange and as such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent. We are not currently subject to corporate governance standards defining the independence of our directors, and we have chosen to define an “independent” director in accordance with the NASDAQ Global Market’s requirements for independent directors.

Under the NASDAQ rules, our current director does not qualify as an independent director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 24, 2019, we issued a total of 2,800,000 shares of our common stock to Ivan Homici, our sole officer and director for consideration of $2,800.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of August 31, 2019 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Before Offering	Percentage Following Offering

Common	Ivan Homici	2,800,000	100%	28%

Common	All Officers and Directors as a Group (1 person)	2,800,000	100%	28%

Future Sales by Existing Shareholders

A total of 2,800,000 common shares at $0.001 per share have been issued to our sole stockholder. They are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition.

Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate upon the effectiveness of the registration statement that market maker will file an application on our behalf in order to be quoted on the OTC Bulletin Board. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this Prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to  a violation to such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Reports

Upon completion of this offering, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Dividends

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0001 per share. As of August 31, 2019, there were 2,800,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record, our sole officer and director.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanRding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Anti-Takeover Law

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon by Linn Law Corp., a professional law corporation.

EXPERTS

Our audited financial statements for the period from July 8, 2019 (inception) to August 31, 2019 included in this Prospectus, have been audited by Spiegel Accountancy Corp., independent registered public accountants, as indicated in their report with respect thereto, and are in reliance upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed this registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this Offering. This Prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. If and when the SEC declares our registration statement effective, we will begin filing reports pursuant to the Securities Exchange Act of 1934, as amended. For further information with respect to our Common Stock, and us we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this Prospectus as to the contents of any contract or any other document referred to herein are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F. St. NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains a worldwide website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov. The SEC’s toll free investor information service can be reached at 1-800-SEC-0330.

FINANCIAL STATEMENTS

The audited financial statements for the period of July 8, 2019 (inception) to August 31, 2019 are set forth on pages F-1 through F-9.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Company’s Board of Director and Stockholder of NOWTRANSIT INC.
Manchester, England

Opinion on the Financial Statements

We have audited the accompanying balance sheet of NOWTRANSIT INC (the “Company”) as of August 31, 2019 and   the related statements of operations, changes in stockholder’s equity, and cash flows for the period of July 8, 2019 (inception) through August 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of August 31, 2019, and the results of its operations and its cash flows for period then ended in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the process of raising capital, has generated no revenue and has expensed $900 for the period ended August 31, 2019. This raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (“United States”) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Spiegel Accountancy Corporation

We have served as the Company’s auditor since 2019.

Pleasant Hill, California
October 29, 2019

NOWTRANSIT INC
Balance Sheet
(audited)

August 31, 2019
ASSETS

Current Assets:
Deferred Offering Costs	$1,900

Total Assets	$1,900

LIABILITIES AND STOCKHOLDER’S EQUITY

Total Liabilities	$-

Stockholder’s Equity
Common stock, par value $0.0001; 75,000,000 shares authorized,
2,800,000 shares issued and outstanding	280
Additional paid-in capital	2,520
Accumulated deficit	(900)
Total Stockholder’s Equity	1,900

Total Liabilities and Stockholder’s Equity	$1,900

See accompanying notes, which are an integral part of these financial statements

NOWTRANSIT INC
Statement of Operations

Period of July 8, 2019 (Inception) to August 31, 2019

REVENUES	$-

OPERATING EXPENSES
General and Administrative Expenses	900
TOTAL OPERATING EXPENSES	900

NET LOSS FROM OPERATIONS	(900)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(900)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
BASIC AND DILUTED	1,970,370

See accompanying notes, which are an integral part of these financial statements

NOWTRANSIT INC
Statement of Changes in Stockholder’s Equity
For the Period of July 8, 2019 (Inception) to August 31, 2019

	Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Equity

Balance at July 8, 2019 (Inception)	-	$-	$-	$-	$-

Common stock issued to related party
for cash consideration towards work	2,800	280	2,520	-	2,800
performed

Net loss for the period ended August 31, 2019	-	-	-	(900)	(900)

Balance at August 31, 2019	2,800,000	$280	$2,520	$(900)	$1,900

See accompanying notes, which are an integral part of these financial statements

NOWTRANSIT INC
Statement of Cash Flows

Period of July 8, 2019 (Inception) to August 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(900)
Changes in operating assets and liabilities:
Deferred Offering Costs	(1,900)
CASH FLOWS USED IN OPERATING ACTIVITIES	(2,800)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	2,800
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	2,800

NET CHANGE IN CASH	-

Cash, beginning of period	-

Cash, end of period	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See accompanying notes, which are an integral part of these financial statements

NOWTRANSIT INC
Notes to the Financial Statements
Period of July 8, 2019 (Inception) to August 31, 2019

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

NOWTRANSIT INC (“the Company,”, “we,” “us” or “our”) was incorporated in the State of Nevada on July 8, 2019. We just recently started our operations. NOWTRANSIT INC will be an online platform service, matching people with items to be sent with drivers already headed in that direction. Senders can use this service to send documents, items, parcels, from one city to another city or virtually anywhere else a match can be found. We will not hire any drivers for our company. Drivers will be deemed to be occasional independent contractors meaning the person driving from city A to city B is willing to earn some money by picking up and delivering an item from city A to city B. The Company will serve as an online matching service and nothing more. Once matched, the Company will have no further involvement in the transaction between sender and driver. We intend for this service to be provided in North America and Europe.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company has an accumulated deficit of $2,800 as of August 31, 2019.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP. The Company’s year end is August 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs

Financial Accounting Standard Board Accounting Standards Codification number 340-10-S99-1, Other Assets and Deferred Costs, allows specific, incremental costs directly related to securities offerings to be deferred and charged against the gross proceed of the offering. The Company defers applicable syndication expenses based on this criteria. The Company will write off all deferred offering costs if a securities offering is aborted.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820 "Fair Value Measurement" defines fair value as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standards apply to recurring and nonrecurring fair value measurements of financial and non-financial assets and liabilities. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes three levels of inputs that may be used to measure fair value.

The three levels are defined as follows:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Due to its short-term nature, the carrying value of deferred offering costs approximated fair value at August 31, 2019.

Income Taxes

The Company is a C Corporation under the Internal Revenue Code and a similar section of the state code.

All income tax amounts reflect the use of the liability method under accounting for income taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes arising primarily from differences between financial and tax reporting purposes. Current year expense represents the amount of income taxes paid, payable or refundable for the period.

Deferred income taxes, net of appropriate valuation allowances, are determined using the tax rates expected to be in effect when the taxes are actually paid. Valuation allowances are recorded against deferred tax assets when it is more likely than not that such assets will not be realized. When an uncertain tax position meets the more likely than not recognition threshold, the position is measured to determine the amount of benefit or expense to recognize in the financial statements.

The Company’s income tax returns are subject to review and examination by federal, state and local governmental authorities. As of August 31, 2019, there is no year open to examination with federal, state and local governmental authorities. To the extent penalties and interest are incurred through an examination, they would be included in the income tax section of the statement of operations and comprehensive loss.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share.” Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of August 31, 2019 there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

We have reviewed all the recently-issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Note 4 – COMMON STOCK

The Company has 75,000,000, $0.0001 par value shares of voting common stock authorized.

On July 24, 2019, the Company issued 2,800,000 to its sole officer and director at $.001 for $2,800.  There were 2,800,000 shares of common stock issued and outstanding as of August 31, 2019.

Common Stock

All shares of common stock have voting rights and are identical. All holders of shares of common stock shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder.

Note 5 – INCOME TAXES

The Company has net operating losses of approximately $200 for the period ended July 8, 2019, which has been offset by a valuation allowance. The net operating loss can be carried forward indefinitely.

Note 6 – COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company may become a party to litigation matters involving claims against it. At August 31, 2019, there are no current matters that would have a material effect on the Company’s financial position or results of operations.

Note 7 – SUBSEQUENT EVENTS

In accordance with FASB ASC Topic 855 “Subsequent Events,” the Company has analyzed its operations through October 29, 2019 and the date the financial statements were issued, and there were no events to report

PROSPECTUS

10,000,000 SHARES OF COMMON STOCK

NOWTRANSIT INC

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$12.98
Printing Expenses	89.92
Accounting Fees and Expenses	1,300.00
Legal Fees, Auditor Fees and Expenses	10,500.00
Edgar Agent Fees	1,700.00
TOTAL	$13,602.90

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On July 24, 2019 NOWTRANSIT INC offered and sold 2,800,000 share of common stock to our sole officer and director, Ivan Homici, for a purchase price of $0.001 per share, for $2,800. NOWTRANSIT INC made the offer and sale in reliance on the exemption from registration afforded by Section 4a(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

We have not issued any other of our securities during the past three years.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

3.1 *	Articles of Incorporation of the Registrant
3.2 *	Bylaws of the Registrant
5.1 *	Opinion of Linn Law Corp., a professional law corporation. re: the legality of the shares being registered
10.1 *	Form of Subscription Agreement
23.1 *	Consent of Linn Law Corp., a professional law corporation (included in Exhibit 5.1)
23.2	Consent of Spiegel Accountancy Corp.
99.1 *	Minutes of a Meeting of the Directors of the Company

* Previously Filed.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on

Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Manchester, 20, Ayres Road, England, M16 9NB on December 6 , 2019.

NOWTRANSIT INC

By: /s/ Ivan Homici
Name: Ivan Homici Title: President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Ivan Homici
Ivan Homici	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	December 6 , 2019

II-4